EXHIBIT 10.6
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TRUST UNDER THE NORTH AMERICAN GALVANIZING & COATINGS, INC. DIRECTOR STOCK UNIT
PROGRAM

                   TRUST UNDER THE NORTH AMERICAN GALVANIZING
                  & COATINGS, INC. DIRECTOR STOCK UNIT PROGRAM



           THIS AGREEMENT is made this 25th day of July, 2005 by and between North American Galvanizing and Coatings, Inc. ("Company") and Earl Williams, Jr. and Beth B. Hood (each a "Trustee" and together the "Trustees"). This Agreement is an amendment and complete restatement of the trust agreement entered into as of the 2nd day of February 2005 between the Company and the Trustees named in that trust agreement;

           WHEREAS, Company has adopted the North American Galvanizing and Coatings, Inc. Director Stock Unit Program (the "Plan"), as amended and restated.

           WHEREAS, Company has incurred or expects to incur liability under the terms of such Plan with respect to individuals participating in such Plan;

           WHEREAS, Company wishes to establish a trust (hereinafter called "Trust") and to contribute to the Trust assets that shall be held therein, subject to the claims of Company's creditors in the event of Company's Insolvency, as herein defined, until paid to Plan participants and their beneficiaries in such manner and at such times as specified in the Plan;

           WHEREAS, it is the intention of the parties that this Trust shall constitute an unfunded arrangement and shall not affect the status of the Plan as an unfunded plan maintained for the purpose of providing deferred compensation for directors and a select group of, management or highly compensated employees for purposes of Title I of the Employee Retirement Income Security Act of 1974;

           WHEREAS, it is the intention of Company to make contributions to the Trust to provide itself with a source of funds to assist it in the meeting of its liabilities under the Plan;

           NOW, THEREFORE, the parties do hereby establish the Trust and agree that the Trust shall be comprised, held and disposed of as follows:

Section 1.    ESTABLISHMENT OF TRUST

           (a) Company hereby deposits with Trustees in trust 250,000 shares of common stock of Company, which shall become the principal of the Trust to be held, administered and disposed of by Trustees as provided in this Trust Agreement.

           (b) The Trust hereby established is revocable by the Company; it shall become irrevocable upon a change of control as defined herein.
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           (c) The Trust is intended to be a grantor trust, of which Company is the grantor, within the meaning of subpart E, part I, subchapter J, chapter 1, subtitle A of the Internal Revenue Code of 1986, as amended, and shall be construed accordingly.

           (d) The principal of the Trust, and any earnings thereon shall be held separate and apart from other funds of Company and shall be used exclusively for the uses and purposes of Plan participants and general creditors as herein set forth. Plan participants and their beneficiaries shall have no preferred claim on, or any beneficial ownership interest in, any assets of the Trust. Any rights created under the Plan and this Trust Agreement shall be mere unsecured contractual rights of Plan participants and their beneficiaries against Company. Any assets held by the Trust will be subject to the claims of Company's general creditors under federal and state law in the event of Insolvency, as defined in Section 3(a) herein.

           (e) Company, in its sole discretion, may at any time, or from time to time, make additional deposits of cash or other property in trust with Trustees to augment the principal to be held, administered and disposed of by Trustees as provided in this Trust Agreement. Neither Trustees nor any Plan participant or beneficiary shall have the right to compel such additional deposits.

           (f) Upon a change of control, as defined herein, Company shall, as soon as possible, but in no event more than 10 days following the change of control, make an irrevocable contribution to the trust in an amount that is sufficient to pay each Plan participant or beneficiary the benefits to which Plan participants or their beneficiaries would be entitled pursuant to the terms of the Plan as of the date on which the change of control occurred. Except as provided in Section 3 hereof, after the trust has become irrevocable, Company shall have no right or power to direct Trustee to return to Company or to divert to others any of the Trust assets before all payments of benefits have been made to Plan participants and their beneficiaries pursuant to the terms of the Plan.

Section 2.    PAYMENTS TO PLAN PARTICIPANTS AND THEIR BENEFICIARIES.

           (a) Company shall deliver to Trustees a schedule (the "Payment Schedule") that indicates the amounts payable in respect of each Plan participant (and his or her beneficiaries), that provides a formula or other instructions acceptable to Trustees for determining the amounts so payable, the form in which such amount is to be paid (as provided for or available under the Plan), and the time of commencement for payment of such amounts. The Payment Schedule shall be updated as required to reflect Company's obligations under the Plan. Except as otherwise provided herein, Trustees shall make payments to the Plan participants and their beneficiaries in accordance with such Payment Schedule. The Trustees shall make provision for the reporting and withholding of any federal, state or local taxes that may be required to be withheld with respect to the payment of benefits pursuant to the terms of the Plan and shall pay amounts withheld to the appropriate taxing authorities or determine that such amounts have been reported, withheld and paid by Company.

           (b) The entitlement of a Plan participant or his or her beneficiaries to benefits under the Plan shall be determined by Company or such party as it shall designate under the Plan, and any claim for such benefits shall be considered and reviewed under the procedures set out in the Plan.

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

           (c) Company may make payment of benefits directly to Plan participants or their beneficiaries as they become due under the terms of the Plan. Company shall notify Trustees of its decision to make payment of benefits directly prior to the time amounts are payable to participants or their beneficiaries. In addition, if the principal of the Trust, and any earnings thereon, are not sufficient to make payments of benefits in accordance with the terms of the Plan, Company shall make the balance of each such payment as it falls due. Trustees shall notify Company where principal and earnings are not sufficient.

           (d) The Plan is required to comply with the requirements of Section 409A of the Internal Revenue Code of 1986, as amended, governing non-qualified deferred compensation. ("Section 409A"). Distributions by the Trustees will be subject to Section 409A. The Company is, therefore, required to ensure that the Payment Schedule supplied to the Trustees conforms to the provisions of the Plan and Section 409A. The Trustees are required to follow the terms of the Payment Schedule.

Section 3. TRUSTEES' RESPONSIBILITY REGARDING PAYMENTS TO TRUST BENEFICIARY WHEN COMPANY IS INSOLVENT.

           (a) Trustees shall cease payment of benefits to Plan participants and their beneficiaries if the Company is Insolvent. Company shall be considered "Insolvent" for purposes of this Trust Agreement if (i) Company is unable to pay its debts as they become due, or (ii) Company is subject to a pending proceeding as a debtor under the United States Bankruptcy Code.

           (b) At all times during the continuance of this Trust, as provided in
Section 1(d) hereof, the principal and income of the Trust shall be subject to claims of general creditors of Company under federal and state law as set forth below.

                     (1) The Board of Directors and the Chief Executive Officer of Company shall have the duty to inform Trustees in writing of Company's Insolvency. If a person claiming to be a creditor of Company alleges in writing to Trustees that Company has become Insolvent, Trustees shall determine whether Company is Insolvent and, pending such determination, Trustees shall discontinue payment of benefits to Plan participants or their beneficiaries.

                     (2) Unless Trustees have actual knowledge of Company's Insolvency, or have received notice from Company or a person claiming to be a creditor alleging that Company is Insolvent, Trustees shall have no duty to inquire whether Company is Insolvent. Trustees may in all events rely on such evidence concerning Company's solvency as may be furnished to Trustees and that provides Trustees with a reasonable basis for making a determination concerning Company's solvency.

                     (3) If at any time Trustees have determined that Company is Insolvent, Trustees shall discontinue payments to Plan participants or their beneficiaries and shall hold the assets of the Trust for the benefit of Company's general creditors. Nothing in this Trust Agreement shall in any way diminish any rights of Plan participants or their beneficiaries to pursue their rights as general creditors of Company with respect to benefits due under the Plan or otherwise.

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

                     (4) Trustees shall resume the payment of benefits to Plan participants or their beneficiaries in accordance with Section 2 of this Trust Agreement only after Trustees have determined that Company is not Insolvent (or is no longer Insolvent).

           (c) Provided that there are sufficient assets, if Trustees discontinue the payment of benefits from the Trust pursuant to Section 3(b) hereof and subsequently resume such payments, the first payment following such discontinuance shall include the aggregate amount of all payments due to Plan participants or their beneficiaries under the terms of the Plan for the period of such discontinuance, less the aggregate amount of any payments made to Plan participants or their beneficiaries by Company in lieu of the payments provided for hereunder during any such period of discontinuance.

Section 4.    INVESTMENT AUTHORITY.

           Trustees may invest in securities (including stock or rights to acquire stock) or obligations issued by Company. All rights associated with the assets of the Trust shall be exercised by Trustees or the person designated by Trustees, and shall in no event be exercisable by or rest with Plan participants, except that voting rights with respect to Trust assets, if any, will be exercised by Company and dividend rights with respect to Trust assets, if any, will rest with Company. Company shall have the right at any time, and from time to time in its sole discretion, to substitute assets of equal fair market value for any asset held by the trust. This right is exercisable by Company in a non-fiduciary capacity without the approval or consent of any person in a fiduciary capacity.

Section 5.    DISPOSITION OF INCOME.

           During the term of this Trust, all income received by the Trust, net of expenses and taxes, shall be accumulated and reinvested.

Section 6.    RESPONSIBILITY OF TRUSTEES.

           (a) Trustees shall act with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent person acting in like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims, provided however, that Trustees shall incur no liability to any person for an action taken pursuant to a direction, request or approval given by the Company which is contemplated by, and in conformity with, the terms of the Plan or this Trust and is given in writing by Company. In the event of a dispute between Company and a party, Trustees may apply to a court of competent jurisdiction to resolve the dispute.

           (b) If Trustees undertake any litigation arising in connection with this Trust, Company agrees to indemnify Trustees against Trustees' costs, expenses and liabilities (including without limitation, attorneys' fees and expenses) relating thereto and to be primarily liable for such payments. If the Company does not pay such costs, expenses and liabilities in a reasonably timely manner, Trustees may obtain payment from the Trust.

           (c) Trustees may consult with legal counsel (who may also be counsel for the Company generally) with respect to any of its duties or obligations hereunder.

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

           (d) Trustees shall have, without exclusion, all powers conferred on Trustees by applicable law, unless expressly provided otherwise herein, provided, however, that if an insurance policy is held as an asset of the Trust, Trustees shall have no power to name a beneficiary of the policy other than the Trust, to assign the policy (as distinct from conversion of the policy to a different form) other than to a successor trustee, or to loan to any person the proceeds of any borrowing against such policy.

           (e) However, notwithstanding the provisions of Section 6(d) above, Trustees may loan to Company the proceeds of any borrowing against an insurance policy held as an asset of the Trust.

           (f) Notwithstanding any powers granted to Trustees pursuant to this Trust Agreement or to applicable law, Trustees shall not have any power that could give this Trust the objective of carrying on a business and dividing the gains therefrom, within the meaning of section 301.7701-2 of the Procedure and Administrative Regulations promulgated pursuant to the Internal Revenue Code.

Section 7.    COMPENSATION AND EXPENSES OF TRUSTEES.

           Company shall pay all administrative and trustees' fees and expenses. If not so paid, the fees and expenses shall be paid from the Trust.

Section 8.    RESIGNATION AND REMOVAL OF TRUSTEES.

           (a) Either Trustee may resign at any time by written notice to Company, which shall be effective ten (10) days after receipt of such notice unless Company and such Trustee agree otherwise.

           (b) Either Trustee may be removed by Company on ten (10) days notice or upon shorter notice accepted by such Trustee. Upon a change of control, as hereafter defined, however, a Trustee may not be removed until all amounts deferred under the Plan have been distributed to Plan participants or their beneficiaries.

           (c) If either Trustee resigns or is removed, the remaining Trustee shall continue to serve as Trustee, either alone or together with one or more successor trustees.

           (d) Upon resignation or removal of both Trustees and appointment of a successor trustee, all assets shall subsequently be transferred to the successor trustee. The transfer shall be completed within ten (10) days after receipt of notice of resignation, removal or transfer, unless Company extends the time limit.

           (e) Successor trustees shall be appointed in accordance with Section 9 hereof, by the effective date of the resignation or removal of both Trustees under paragraphs (a) or (b) of this section. If no such appointment has been made, Trustees may apply to a court of competent jurisdiction for appointment of a successor or for instructions. All expenses of Trustees in connection with the proceeding shall be allowed as administrative expenses of the Trust.

Section 9.    APPOINTMENT OF SUCCESSOR OR ADDITIONAL TRUSTEE.

           (a) Company may appoint any third party, such as a bank, trust department or other party that may be granted corporate trustee powers under state law, as a successor

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

or additional trustee. The appointment shall be effective when accepted in writing by the successor or additional trustee, who shall have all of the rights and powers of the Trustees or former trustees, as applicable, including ownership rights in the Trust assets. The Trustees or former trustees shall execute any instrument necessary or reasonably requested by the Company or the new trustee to effect the appointment of the successor or additional trustee.

           (b) Successor or additional trustees need not examine the records and acts of any prior trustee and may retain or dispose of existing Trust assets subject to the provisions of Section 6 hereof. The successor or additional trustees shall not be responsible for and Company shall indemnify and defend the successor or additional trustees from any claim or liability resulting from any action or inaction of any prior trustees of from any other past event, or any condition existing at the time they become successor or additional trustees.

Section 10.   AMENDMENT OR TERMINATION.

           (a) This Trust Agreement may be amended by a written instrument executed by Trustees and Company. Notwithstanding the foregoing, no such amendment shall conflict with the terms of the Plan or shall make the Trust revocable after it has become irrevocable in accordance with Section 1(b) hereof.

           (b) The Trust shall not terminate until the date on which Plan participants and their beneficiaries are no longer entitled to benefits pursuant to the terms of the Plan unless sooner revoked in accordance with Section 1(b) hereof. Upon termination of the Trust any assets remaining in the Trust shall be returned to Company.

Section 11.   MISCELLANEOUS.

           (a) Any provision of this Trust Agreement prohibited by law shall be ineffective to the extent of any such prohibition, without invalidating the remaining provisions hereof.

           (b) Benefits payable to Plan participants and their beneficiaries under this Trust Agreement may not be anticipated, assigned (either at law or in equity), alienated, pledged, encumbered or subjected to attachment, garnishment, levy, execution or other legal or equitable process.

           (c) This Trust Agreement shall be governed by and construed in accordance with the laws of Oklahoma.

           (d) For purposes of this trust, "change of control" shall mean the purchase or other acquisition by any person, entity or group of persons, within the meaning of section 13(d) or 14(d) of the Securities Exchange Act of 1934 (the "Act") or any comparable successor provisions, of beneficial ownership within the meaning of Rule 13d-3 promulgated under the Act) of thirty per cent (30%) or more of either the outstanding shares of common stock or the combined voting power of Company's then outstanding voting securities entitled to vote generally, or the approval of the Stockholders of Company of a reorganization, merger or consolidation, in each case, with respect to which persons who were stockholders of Company immediately prior to such reorganization, merger or consolidation do not, immediately thereafter, own more than fifty per cent (50%) of the combined voting power entitled to vote generally in the election of directors of the reorganized, merged or consolidated Company's then outstanding securities, or a liquidation or dissolution of Company or the sale or of all or substantially all of Company's assets.

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

Section 12.   EFFECTIVE DATE.

           The effective date of this Trust Agreement amendment and complete restatement shall be as of July 25, 2005. North American Galvanizing & Coatings, Inc.


                                       By: Ronald J. Evans
                                           -------------------------
                                       President and Chief Executive Officer

                                       By: Beth B. Hood
                                           -------------------------
                                       Trustee
                                       By: Earl Williams, Jr.
                                           -------------------------
                                       Trustee





















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